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                                                                  Exhibit 99.1

[Cenveo logo]
                                                                  NEWS RELEASE

                        CENVEO TO ACQUIRE COLORGRAPHICS
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            Making Cenveo the leading West Coast commercial printer

               Transaction expected to be accretive to earnings

STAMFORD, CT- (JUNE 14, 2007) - Cenveo, Inc. (NYSE: CVO) announced today the signing of a definitive merger agreement pursuant to which Cenveo will acquire Madison/Graham ColorGraphics, Inc. ("ColorGraphics"), of Los Angeles, CA. ColorGraphics is one of the largest printers in the western United States with approximately $170 million in revenues. The transaction is projected to be completed in July and is expected to be accretive to earnings. Chris Madison, the senior executive and President of ColorGraphics, will remain with the company following the acquisition. The transaction is also subject to other conditions, which were not disclosed.

ColorGraphics operates four strategically located state-of-the-art facilities across the west coast in Los Angeles, San Francisco, Seattle and Orange County, with a highly-skilled and talented workforce of approximately 400 employees. It is considered one of the country's finest commercial printers and has generated a stellar reputation and client list since its foundation in 1957. Recognized for producing high quality annual reports, car books, catalogs and other corporate communication materials, ColorGraphics has been the recipient of numerous awards for outstanding quality. ColorGraphics is one of the few printing companies on the west coast to be awarded the forest stewardship council (FSC) chain of custody certification.

ROBERT G. BURTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CENVEO, STATED:

"The acquisition of ColorGraphics provides a perfect complement to Cenveo's existing West Coast commercial operations, and will firmly position Cenveo as the premier West Coast commercial printer. Expanding our capabilities in this market sector will allow our


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customers to benefit from our combined printing experience and additional resources. ColorGraphics' great reputation and Cenveo's respected craftsmanship are an exceptional fit that will benefit customers, employees and shareholders."

CHRIS MADISON, COLORGRAPHICS PRESIDENT, STATED:

"We are eager to become a part of the Cenveo team. We are looking forward to the benefits our combined companies will share; the strengths of a large company with the responsiveness of a local printer. Cenveo has an excellent reputation in the printing industry and an executive team driven to make the company successful. The acquisition of ColorGraphics can only further that reputation."

MR. BURTON CONCLUDED:

"We continue to execute on our plan to make strategic and thoughtful acquisitions of high quality niche companies in high growth areas of the printing industry. The acquisition of ColorGraphics is strategically advantageous to Cenveo as it adds considerable strength to our west coast operations. We will continue to acquire strong and respected companies like ColorGraphics to our printing family. I look forward to working with Chris and his team, and I look forward to a swift completion of this transaction. "



                                      ###

CENVEO (NYSE:CVO), HEADQUARTERED IN STAMFORD, CONNECTICUT, IS A LEADER IN THE MANAGEMENT AND DISTRIBUTION OF PRINT AND RELATED PRODUCTS AND SERVICES. THE COMPANY PROVIDES ITS CUSTOMERS WITH LOW-COST SOLUTIONS WITHIN ITS CORE BUSINESS OF COMMERCIAL PRINTING AND PACKAGING, ENVELOPE, FORM, AND LABEL MANUFACTURING, AND PUBLISHER SERVICES; OFFERING ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. WITH 10,000 EMPLOYEES WORLDWIDE, CENVEO DELIVERS EVERYDAY FOR ITS CUSTOMERS THROUGH A NETWORK OF PRODUCTION, FULFILLMENT, CONTENT MANAGEMENT, AND DISTRIBUTION FACILITIES ACROSS THE GLOBE. FOR MORE INFORMATION PLEASE VISIT US AT WWW.CENVEO.COM.

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Statements made in this release, other than those concerning historical financial information, may be considered "forward-looking statements," which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking



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statements made herein. Factors that could cause actual results to differ materially from management's expectations include, without limitation: (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors;
(4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products;
(9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations; (13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company's business. Additional information regarding these and other factors can be found in Cenveo, Inc.'s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.